                                                                      EXHIBIT 21

Subsidiary                         State or other jurisdiction of incorporation
-----------                        ---------------------------------------------
Midland USA, Inc.                  Delaware

Roamer One, Inc.                   Delaware

Securicor Radiocoms Limited        England and Wales